Exhibit 16.1

April 21, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C.  20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Central Federal Corporation dated April 17, 2014, as contained in the third, fourth and fifth  paragraph of Item 4.01, and are in agreement with those statements.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

cc:Mr. Thomas P. Ash

Audit Committee Chairman

Central Federal Corporation